Exhibit 99(a)

           Culp Announces Third Quarter Fiscal 2005 Results

    HIGH POINT, N.C.--(BUSINESS WIRE)--Feb. 23, 2005--Culp, Inc.
(NYSE: CFI) today reported financial and operating results for the third quarter and nine months ended January 30, 2005.

    Overview

    For the three months ended January 30, 2005, net sales were $69.1 million, compared with net sales of $76.6 million a year ago. The company reported a net loss of $4.9 million, or $0.42 per diluted share, for the third quarter of fiscal 2005, compared with net income of $752,000, or $0.06 per diluted share, for the third quarter of fiscal 2004. The financial results for the third quarter of fiscal 2005 include after-tax restructuring and related charges of $3.4 million, or $0.29 per diluted share. Excluding these charges, net loss for the third fiscal quarter was $1.5 million, or $0.13 per diluted share. The results for the third fiscal quarter of fiscal 2004 include a one-time after-tax charge of $1.1 million, or $0.10 per diluted share, related to the prepayment of debt. Excluding this charge for the early extinguishment of debt, net income for the third fiscal quarter of fiscal 2004 was $1.9 million, or $0.16 per diluted share. (A reconciliation of the net income (loss) and net income (loss) per share calculations has been set forth on Page 6.)
    For the nine months ended January 30, 2005, the company reported net sales of $212.3 million compared with $233.0 million for the same period a year ago. Net loss for the first nine months of fiscal 2005 was $10.1 million, or $0.88 per diluted share, compared with net income of $3.5 million, or $0.30 per diluted share, for the same period of fiscal 2004. Excluding restructuring and related charges and goodwill impairment, net loss for the first nine months of fiscal 2005 was $2.1 million, or $0.18 per diluted share. Excluding the $1.1 million charge for the early extinguishment of debt, net income for the first nine months of fiscal 2004 was $4.6 million, or $0.39 per diluted share. The year-to-date period for fiscal 2005 included 39 weeks versus 40 weeks for the same period of fiscal 2004.
    "Our results for the third quarter primarily reflect continued soft demand for domestically produced upholstery fabrics and, to a lesser extent, pricing pressures for mattress ticking and higher raw material costs," remarked Robert G. Culp, III, chief executive officer of Culp, Inc. "Additionally, because of scheduled holiday plant closings, the third fiscal quarter is typically a slower period of the year for our business. Our expectation of this seasonal softness in sales put an even greater emphasis on efficiently managing our operations and controlling expenses during the quarter. Overall, we are pleased with the progress we have made with respect to our strategic plan to reconfigure Culp's manufacturing operations and believe we are taking the right steps to move the company forward in today's global marketplace."

    Mattress Fabrics Segment

    Mattress fabric (known as mattress ticking) sales were $25.6 million compared with $25.1 million for the third quarter of fiscal 2004. Operating income for this segment was $1.6 million, or 6.2 percent of sales, compared with $3.0 million, or 12.1 percent of sales, for the prior-year period. Operating margins in this segment were affected by industry-wide pricing pressures, as well as higher raw material costs and manufacturing variances related to the relocation of mattress ticking looms.
    "We are pleased to report year-over-year improvement in our mattress ticking sales and believe we have a strong competitive position with key customers," noted Culp. "While sales for the quarter were up approximately two percent in absolute dollars, we actually sold close to nine percent more yards of ticking than we did a year ago. However, we have continued to face challenges in achieving our target operating margins. To partially offset higher raw material costs, we are implementing a price increase of approximately three percent in this segment during the fourth quarter of this fiscal year. As previously announced in October of 2004, we have identified opportunities to reduce our operating costs by consolidating our mattress ticking operations. This $7.0 million capital project involves relocation of ticking looms from an upholstery fabric plant to existing mattress ticking facilities in the U.S. and Canada and the purchase of new weaving machines that are faster and more efficient than the equipment they will replace. This transition is well underway and is expected to be completed as planned by August 2005. More importantly, the expected $4.5 million in savings will allow us to compete more effectively and sustain our leadership position."

    Upholstery Fabrics Segment

    Sales for this segment were $43.5 million, a 15.5 percent decline compared with $51.4 million in the third quarter of fiscal 2004. Overall, sales reflect continued soft demand industry-wide for U.S. produced upholstery fabrics resulting primarily from the current consumer preference for leather and suede furniture as well as customer selection of other imported fabrics. Operating loss for this segment was $2.0 million, compared with operating income of $2.3 million, or 4.4 percent of sales, for the same period a year ago. The continued underutilization of U.S. capacity, higher raw material prices and manufacturing variances related to restructuring activities affected profit margins for the upholstery fabrics segment.
    Culp noted, "The purpose of our restructuring plan in the upholstery fabrics segment, announced in October 2004, is to consolidate our decorative fabrics weaving and yarn operations, reduce manufacturing complexities and lower costs, and significantly reduce selling, general and administrative expenses. The restructuring is moving ahead as planned and we believe that the steps we are taking today will place Culp in a stronger position in terms of both operating efficiency and higher asset utilization. However, we are continuing to evaluate our costs and manufacturing capacity throughout our U.S. operations and remain committed to adjusting our domestic cost structure as necessary to keep it in line with expected demand for U.S. produced products. Additionally, to partially offset higher raw material prices, we have recently announced a price increase of approximately three to four percent on our domestically produced upholstery fabrics.
    We are enthusiastic about the momentum in our offshore manufacturing and sourcing programs which significantly enhance our ability to meet the changing demands of our customers as they continue to source an increasing amount of fabrics and cut-and-sewn kits from Asia. Sales of upholstery fabrics produced outside of our U.S. manufacturing plants, which include the popular micro-denier suedes as well as fabrics produced at our China facility, were up 92 percent over the same period last year and accounted for almost 20 percent of Culp's overall upholstery fabric sales during the quarter.

    Balance Sheet

    "One of our important financial goals is to maintain a sound balance sheet," added Culp. "Our cash position was $13.0 million at the close of the third quarter of fiscal 2005, compared with $14.6 million at the end of fiscal 2004. Long-term debt stands at $50.6 million and our long-term debt-to-capital ratio is 35.1 percent.

    Outlook

    Commenting on the outlook for the remainder of the fiscal year ending May 1, 2005, Culp continued, "Given current market conditions, we expect to see a year-over-year decline in our overall sales performance for the fourth quarter that is slightly higher than the sales decrease in our third fiscal quarter of 9.8 percent. However, we are encouraged by the recent trends in our mattress ticking business and we expect mattress ticking sales will show a modest gain over fourth quarter sales last year. Operating income margin in this segment is expected to improve from the third quarter and approximate the margin of 10.0 percent reported for the second quarter of this year. With respect to the upholstery fabrics segment, while we expect continued growth in sales of fabrics sourced outside the U.S., the outlook remains uncertain for any recovery in demand for domestically produced upholstery fabrics. For the fourth quarter, upholstery fabrics segment sales are expected to decrease somewhat more than the third quarter decline of 15.5 percent. We believe the continued softness in demand for domestically produced upholstery fabrics and the related underutilization of U.S. capacity, combined with the raw material price increases we are experiencing, will result in an operating loss, although smaller than that reported in the third fiscal quarter for this segment. In light of these factors, we expect to report a net loss of $0.03 to $0.08 per diluted share in the fourth fiscal quarter, excluding previously announced restructuring and related charges, with the actual results depending primarily on the level of demand throughout the quarter."
    The company estimates that restructuring and related charges of approximately $4.0 million, net of taxes, or $0.35 per diluted share, will be incurred during the fourth fiscal quarter. Including the restructuring and related charges, the company expects to report a net loss for the fourth fiscal quarter of $0.38 to $0.43 per diluted share. (A reconciliation of the projected net loss per share calculation has been set forth on page 6.)
    Culp added, "We clearly recognize the challenges facing our domestic upholstery fabric business and we will continue to adapt our strategy to meet these challenges head on. As we enter the final quarter of fiscal 2005 and look forward to fiscal 2006, we are excited about our growth prospects and leadership position with respect to our mattress fabric and offshore upholstery fabric businesses. In addition, we will remain focused on reducing costs and increasing asset utilization in our U.S. upholstery fabric operations and improving profitability in this part of our business."

    About the Company

    Culp, Inc. is one of the world's largest marketers of mattress fabrics for bedding and upholstery fabrics for furniture. The company's fabrics are used principally in the production of bedding products and residential and commercial upholstered furniture.
    This release contains statements that may be deemed "forward-looking statements" within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 27A of the Securities and Exchange Act of 1934). Such statements are inherently subject to risks and uncertainties. Further, forward-looking statements are intended to speak only as of the date on which they are made. Forward-looking statements are statements that include projections, expectations or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often but not always characterized by qualifying words such as "expect," "believe," "estimate," "plan" and "project" and their derivatives, and include but are not limited to statements about the company's future operations, production levels, sales, SG&A or other expenses, margins, gross profit, operating income, earnings or other performance measures. Factors that could influence the matters discussed in such statements include the level of housing starts and sales of existing homes, consumer confidence, trends in disposable income, and general economic conditions. Decreases in these economic indicators could have a negative effect on the company's business and prospects. Likewise, increases in interest rates, particularly home mortgage rates, and increases in consumer debt or the general rate of inflation, could affect the company adversely. In addition, strengthening of the U.S. dollar against other currencies could make the company's products less competitive on the basis of price in markets outside the United States. Also, economic and political instability in international areas could affect the company's operations or sources of goods in those areas, as well as demand for the company's products in international markets. Finally, unanticipated delays or costs in executing restructuring actions could cause the cumulative effect of restructuring actions to fail to meet the objectives set forth by management. Other factors that could affect the matters discussed in forward-looking statements are included in the company's periodic reports filed with the Securities and Exchange Commission.



                              CULP, INC.
                    Condensed Financial Highlights
                              (Unaudited)

                     Three Months Ended          Nine Months Ended
                  ------------------------  --------------------------
                  January 30,  February 1,   January 30,   February 1,
                     2005         2004          2005          2004
                  -----------  -----------  ------------  ------------

Net sales         $69,060,000  $76,561,000  $212,315,000  $232,968,000

Net income
 (loss)           $(4,877,000) $   752,000  $(10,122,000) $  3,487,000
Net income
 (loss) per
 share:
  Basic           $     (0.42) $      0.07  $      (0.88) $       0.30
  Diluted         $     (0.42) $      0.06  $      (0.88) $       0.30
Net income (loss)
 per share, diluted,
 excluding
 restructuring and
 related charges,
 goodwill impairment
 and early
 extinguishment
 of debt(a)       $     (0.13) $      0.16  $      (0.18) $       0.39
Average shares
 outstanding:
  Basic            11,550,000   11,529,000    11,549,000    11,522,000
  Diluted          11,550,000   11,859,000    11,549,000    11,764,000

(a) Excludes restructuring and related charges of $5.4 million ($3.4 million or $0.29 per diluted share, after taxes) for the third quarter of fiscal 2005. Excludes restructuring and related charges and goodwill impairment of $12.9 million ($8.0 million or $0.70 per diluted share, after taxes) for the first nine months of fiscal 2005. For the third quarter and nine months ended February 1, 2004, excludes charge for early extinguishment of debt of $1.7 million ($1.1 million, or $0.10 per diluted share, after taxes).

                              CULP, INC.
            Reconciliation of Net Income (Loss) as Reported
                       to Pro Forma Net Income
                              (Unaudited)

                     Three Months Ended          Nine Months Ended
                  ------------------------  --------------------------
                  January 30,  February 1,   January 30,   February 1,
                     2005         2004          2005          2004
                  -----------  -----------  ------------  ------------
Net income (loss),
 as reported      $(4,877,000) $   752,000  $(10,122,000) $  3,487,000
Restructuring and
 related charges
 and goodwill
 impairment, net
 of income taxes    3,387,000         --       8,043,000          --
Early extinguishment
 of debt, net of
 income taxes            --      1,120,000          --       1,120,000
                  -----------  -----------  ------------  ------------
Pro forma net
 income (loss)    $(1,490,000) $ 1,872,000  $ (2,079,000) $  4,607,000
                  ===========  ===========  ============  ============

       Reconciliation of Net Income (Loss) Per Share as Reported
                   to Pro Forma Net Income Per Share
                              (Unaudited)

                     Three Months Ended          Nine Months Ended
                  ------------------------  --------------------------
                  January 30,  February 1,   January 30,   February 1,
                     2005         2004          2005          2004
                  -----------  -----------  ------------  ------------
Diluted net income
 (loss) per share $     (0.42) $      0.06  $      (0.88) $      0.30
Restructuring and
 related charges
 and goodwill
 impairment, net
 of income taxes         0.29         --            0.70         --
Early extinguishment
 of debt, net of
 income taxes            --           0.10          --           0.10
Effect of dilutive
 stock options           --           --            --          (0.01)
                  -----------  -----------  ------------  ------------
Diluted net income
 per share,
 adjusted         $     (0.13) $      0.16  $      (0.18) $      0.39
                  ===========  ===========  ============  ============

      Reconciliation of Projected Range of Net Loss Per Share to
            Projected Range of Pro Forma Net Loss Per Share
                              (Unaudited)

                                                        Three Months
                                                           Ending
                                                           May 1,
                                                            2005
                                                        --------------
Projected range of net loss per diluted share           $(0.38)-(0.43)
Projected restructuring and related charges,
  net of income taxes                                            0.35
                                                        --------------
Projected range of pro forma net loss per diluted share $(0.03)-(0.08)
                                                        ==============


    CONTACT: Culp Inc., High Point
             Investor:
             Kathy J. Hardy, 336-888-6209
             or
             Media:
             Kenneth M. Ludwig, 336-889-5161